SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2008

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 18, 2008, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that it has received an additional $20 million from the National Institute of Allergy and Infectious Disease (“NIAID”), a division of the National Institutes of Health, to accelerate development of ST-246, SIGA’s lead drug candidate, for a therapeutic indication.  The Office of the Biomedical Advance Research and Development Authority, Department of Health and Human Services, has provided this funding to NIAID to advance research and development of biodefense products such as ST-246.  This additional funding will be supplemental funding for SIGA’s existing $16.5 million contract with NIAID and will be used to accelerate process development related to large-scale manufacturing and packaging of the drug and commercial-scale validation.  ST-246 is a potent, non-toxic inhibitor of orthopoxviruses that is in advanced development efforts to obtain regulatory approval.

A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SIGA TECHNOLOGIES, INC.

                         By:  /s/ Thomas N. Konatich
                         Name: Thomas N. Konatich
                         Title:   Chief Financial Officer

Date:  September 19, 2008